LOAN MODIFICATION AGREEMENT

This LOAN MODIFICATION AGREEMENT is dated the 29th day of June, 2010, and is made and entered into by and among Next, Inc. (“Next”), Next Marketing, Inc. (“NM”), Danny  F. Cooke (“Cooke”), The William B. Hensley III and Cindy S. Hensley Living Trust (“Trust”), and Cindy S. Hensley (“Hensley”), and Crossroads Bank (“Crossroads”).

RECITALS

1.

As of the date of this Agreement, Next is indebted to the Bank under Loan #0800004614-16 (the

“Loan”), in the principal amount of $2,525,890.10.

2.

The note executed in connection with the Loan is presently secured and/or guaranteed by the loan documents executed variously by Next, NM, Cooke, Trust, and Hensley, and delivered to the Bank on or about August 14, 2009, and by real estate mortgages granting the Bank mortgages on 123 Burnette Street and 1295 Vernon Street, Wabash, Indiana (“Loan Documents”), which Loan Documents are incorporated herein by reference.

3.        Next is not in compliance with the terms, conditions, and covenants of the Loan Documents.

4.    The parties have agreed to modify Next’s obligations under the Loan Documents on the terms and conditions herein contained.

NOW, THEREFORE, for and in consideration of the above recitals and the promises and covenants herein contained, the parties agree as follows:

5.

The recitals set forth above accurately describe the Loan Documents, the balances due under the Loan Documents as of the date of this Agreement, and the desires of the parties.

6.

All of the terms and conditions of the Loan Documents, except as expressly modified herein, are incorporated into this Agreement by this reference.

7.

Next, NM, Cooke, Trust, and Hensley hereby ratify and confirm the validity and enforceability of the Loan Documents, and expressly waive any and all defenses, claims and discharges pertaining to the Loan Documents.

8.

Next, NM, Cooke, Trust, and Hensley do hereby, on behalf of themselves, their agents, heirs, successors and assigns, release, acquit and forever discharge Crossroads (and any and all of its parent companies, subsidiary companies, affiliated companies, successors and assigns, together with all of their directors, partners, officers, agents and employees) from any and all claims, demands or causes of action of any kind, nature or description whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Next, NM, Cooke, and/or Hensley have had, have, or have made claim to have, against Crossroads (and any and all of its parent companies, subsidiary companies, affiliated companies, successors and assigns, together with all of their directors, partners, officers, agents and employees),  by reason of any act, omission, matter, cause or thing whatsoever arising, from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

9.

Crossroads does hereby waive any default by Next, NM, Cooke, Trust, and/or Hensley under the Loan Documents to and including the date of this Agreement; further, Crossroads agrees to waive future compliance with all financial covenants set forth in the Loan Documents.

10.

Except to the extent expressly modified herein, Next, NM, Cooke, Trust, and Hensley will each strictly comply with all of the terms and conditions imposed upon them by this Agreement, the Loan Documents.

11.

Except as otherwise provided in this Agreement, in the event Next, NM, Cooke, Trust, and/or Hensley fail to observe or perform any of the terms and provisions imposed upon them by this Agreement or of the Loan Documents, all sums due Crossroads under this Agreement and the Loan Documents shall become immediately due and payable without demand or notice, and Crossroads shall be entitled to pursue all rights and remedies available in equity and law under this Agreement, the Loan Documents.

12.

Crossroads shall amend its UCC filings against Next and NM within seven (7) calendar days of executing this Agreement so as to comply with the requirements of that certain Intercreditor Agreement dated April 15, 2004, between National City Bank of Indiana and First Federal Savings Bank of Wabash (predecessor to Crossroads) and upon receipt of payment specified in Section 14.1., it will release such UCC financing statements.

13.

Pending its release and discharge as anticipated in Section 15 of this Agreement, Next shall continue to pay the balance of the Loan as modified by the parties’ agreement dated on or about August 14, 2009.

14.

On or before September 15, 2010, NM shall:

              14.1.

Sell certain of its assets (but not its production machinery and equipment) to T-Shirt International, Inc. (“TSI”) (the “Sale Transaction”), and pay Crossroads $1,300,000.00 from the proceeds of said Sale Transaction;

              14.2.

Secure the release of the security interest held by National City Bank/PNC in Next’s production machinery and equipment;

              14.3.

Convey title (without warranty and subject only to the lien of Crossroads) to the remaining production machinery and equipment to Crossroads; and

               14.5.

Execute and deliver to the Bank quitclaim deeds conveying fee simple title, free and clear of all liens and encumbrances to the real estate located at 123 Burnette Street and 1295 Vernon Street, Wabash, Indiana.

15.

Upon Next and NM performing all obligations imposed upon them herein, Crossroads shall forever, fully and irrevocably release and discharge Next, NM, Cooke, Trust, and Hensley from any further obligation to it under the Loan Documents, including the full and irrevocable release of the certificates of deposit owned variously by Cooke, Trust, and Hensley subject to the assignments of deposit accounts executed and delivered by them on or about August 14, 2009.

16.

Upon fulfillment of its obligations under Section 14:

              16.1.

NM shall assist Crossroads in the sale of any production machinery and equipment which it, or its successors in interest, do not want to lease from Crossroads as provided herein, and shall remit all net proceeds of sale to Crossroads, net of commissions payment to NM, as agreed upon by NM and Crossroads.

16.2.

NM, or its successors in interest, shall lease said real estate and production machinery and equipment from Crossroads for a minimum of twelve months for rental payments of $5,000 per month (inclusive of real and personal property taxes) but with the obligation to maintain and insure such leased property.

17.

So long as this Agreement shall remain in effect, Next and NM shall not encumber, grant or permit liens against their real or personal property, other than those liens encumbering such real and personal property as of the date hereof.

18.

Notwithstanding anything to the contrary contained herein, either express or implied, Crossroads agrees that neither Cooke, Hensley nor Trust shall be obligated or liable for the payment of any amount due, or which may become due at any time, pursuant to any of the Loan Documents or any other agreement securing and/or guaranteeing the Loans, and without limiting the generality of the foregoing, no provision of this Agreement shall have the effect of negating Crossroads’ prior release, acquittal, and discharge of all guaranties of Cooke and Hensley.  Nothing in this paragraph, however, shall be construed to release the certificates of deposit owned variously by Cooke, Trust, and Hensley until such time that Next and NM have performed all obligations imposed upon them by this Agreement.

19.

This Agreement in its entirety is explicitly contingent upon the execution and delivery of the definitive Asset Purchase Agreement between NM and TSI pursuant to which the Sale Transaction will occur.

20.

This Agreement constitutes the entire agreement of the parties hereto relating to the subject matter hereof and there are no written or oral terms or representations made by either party other than those contained herein.

21.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

22.

The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of Indiana.

23.

This Agreement shall be binding on the parties hereto, their personal representatives, heirs at law, successors and assigns.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement.

Next, Inc.

By: _/s/ Robert M. Budd____________________

Robert M. Budd, President & CEO

By: _/s/ David O. Cole______________________

David O. Cole, CFO & Secretary

Next Marketing, Inc.

By: _/s/ Robert M. Budd____________________

Robert. Budd, President & CEO

By: _/s/ David O. Cole______________________

David O. Cole, CFO & Secretary

_/s/ Danny F. Cooke    ______________________

Danny F. Cooke

The William B. Hensley III and Cindy S. Hensley Living Trust

By:  _/s/ Cindy S. Hensley___________________

Cindy S. Hensley, Trustee

_/s/ Cindy S. Hensley        ___________________

Cindy S. Hensley

Crossroads Bank

By:  _/s/ Noah T. Smith_____________________

Noah T. Smith, Senior Vice-President

STATE OF INDIANA, COUNTY OF WABASH, SS:

Before me, a Notary Public in and for said County and State, personally appeared Robert M. Budd, and David O. Cole, President & CEO and CFO & Secretary respectively, of Next, Inc., who acknowledged the execution of the foregoing for the uses and purposes therein contained.

Witness my hand and Notarial Seal this ______29th ____ day of ____June________, 2010.

___/s/ Colleen M. Lunn_______________________

Notary Public

My Commission Expires: _______2/10/2017________________

STATE OF INDIANA , COUNTY OF WABASH , SS:

Before me, a Notary Public in and for said County and State, personally appeared Robert M. Budd, and David O. Cole, President & CEO and CFO & Secretary, respectively, of Next Marketing, Inc., who acknowledged the execution of the foregoing for the uses and purposes therein contained.

Witness my hand and Notarial Seal this ___29th____ day of ____June________, 2010.

___/s/ Colleen M. Lunn_______________________

Notary Public

My Commission Expires: _______2/10/2017________________

STATE OF TENNESSEE, COUNTY OF __Hamilton___________, SS:

Before me, a Notary Public in and for said County and State, personally appeared Danny F. Cooke, who acknowledged the execution of the foregoing for the uses and purposes therein contained.

Witness my hand and Notarial Seal this ___29th____ day of ____June________, 2010.

_________/s/_S._Kirk Mabry_________________

Notary Public

My Commission Expires: ________10/20/10_______________

STATE OF INDIANA, COUNTY OF WABASH, SS:

Before me, a Notary Public in and for said County and State, personally appeared Cindy S. Hensley, Trustee, who acknowledged the execution of the foregoing for the uses and purposes therein contained.

Witness my hand and Notarial Seal this ___29th____ day of ____June________, 2010.

___/s/ Colleen M. Lunn_______________________

Notary Public

My Commission Expires: _______2/10/2017________________

STATE OF INDIANA, COUNTY OF WABASH, SS:

Before me, a Notary Public in and for said County and State, personally appeared Cindy S. Hensley, who acknowledged the execution of the foregoing for the uses and purposes therein contained.

Witness my hand and Notarial Seal this ___29th____ day of ____June________, 2010.

___/s/ Colleen M. Lunn_______________________

Notary Public

My Commission Expires: _______2/10/2017________________

STATE OF INDIANA, COUNTY OF WABASH, SS:

Before me, a Notary Public in and for said County and State, personally appeared Noah T. Smith, senior vice-president of Crossroads Bank, who acknowledged the execution of the foregoing for the uses and purposes therein contained.

Witness my hand and Notarial Seal this ___30th____ day of _____June_______, 2010.

___/s/ DeMetria M. Slee_______________________

Notary Public

My Commission Expires: _______9/16/12________________

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